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                                                                EXHIBIT 10.11


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES, OR FUNDEX GAMES, LTD. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO FUNDEX GAMES, LTD., STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.


                              FUNDEX GAMES, LTD.
                         (f/k/a THIRD QUARTER, INC.)
                          1996 10% SECURED DEBENTURE



$______.00                                                   Chicago, Illinois
                                                              October __, 1996

         FOR VALUE RECEIVED, the undersigned, FUNDEX GAMES, LTD., formerly known as Third Quarter, Inc., a Nevada corporation (the "Company"), hereby promises to pay to Aaron Fischer or his registered assigns ("Holder"), the principal sum of _____________________________________________________
($______) on the Maturity Date, as defined in Section 2 below.

         1. Subject to Security Agreement. This Debenture is issued pursuant to, and is subject to the provisions of, the Security Agreement of even date herewith (as amended, supplemented and modified from time to time, the "Security Agreement") between the Holder and the Company.

         2. Maturity. This Debenture shall be due and payable in two (2) equal installments of _________________________________________________________
_______ ($_________) on each of July 31, 1997 and July 31, 1998; provided, however, that this Debenture shall be due and payable upon the earliest to occur of the following events (the "Maturity Date"): (i) two Business Days (as defined in the Security Agreement) after the closing (such closing referred to as the "IPO Closing") of the Company's initial registered public offering of equity securities (the "IPO"); (ii) July 31, 1998; (iii) upon a Default (as defined in the Security Agreement) and (iv) the closing of a merger, consolidation, or other reorganization in which the Company is not the surviving corporation, or a sale of all or substantially all of the Company's assets or a sale of fifty percent (50%) or more of the issued and outstanding shares of capital stock of the Company (collectively a "Merger or Sale"). For purposes of this Section, the Company shall be deemed not to be the surviving corporation if the shareholders of the Company immediately before the closing of such transaction do not hold, immediately after the transaction and by virtue of securities issued as a result of the transaction, fifty-one percent (51%) or more of the voting power or beneficial ownership of the
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surviving corporation's equity securities (or the equity securities of the parent of the surviving corporation).

         3.      Interest.  (a)   The unpaid principal amount of this Debenture
from time to time outstanding under this Debenture shall bear interest (and the Company agrees to pay such interest) from the date of disbursement hereof until paid in full at the rate of ten percent (10%) per annum. Accrued interest hereunder shall be payable quarterly on the last Business Day of each of March, June, September and December, commencing with the first such date after the date hereof and on the Maturity Date. After the Maturity Date, accrued interest shall be payable on demand. Interest, fees, costs and expenses required to be paid under this Debenture that are not paid when due shall be added to the principal amount hereof and shall become part of the principal amount and shall thereupon bear interest as provided herein.

         (b) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default (as defined in the Security Agreement), the principal amount of this Debenture shall bear interest (and the Company agrees to pay such interest) from the date of such Default until such Default is cured or waived by the Holder in writing, at a rate per annum equal to twelve percent (12%) per annum.

         (c) Interest accrued pursuant to this Section 3 shall be computed for the actual number of days elapsed on the basis of a three hundred sixty
(360) day year.

         4. Payments. Payments of both principal and interest shall be made at the principal executive office of the Holder, or such other place as the Holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         5. Registration, Transfer and Exchange of Debentures. The Company will keep at its principal office a register in which it will provide for the registration and registration of transfer of Debentures, at its own expense. If any Debenture is surrendered at said office or at the place of payment named in the Debenture for registration of transfer or exchange (accompanied in the case of registration of transfer by a written instrument of transfer in form satisfactory to the Company duly executed by or on behalf of the Holder), the Company, at its expense, will deliver in exchange one or more new Debentures in denominations of $10,000 or larger multiple of $1,000, as requested by the Holder for the aggregate unpaid principal amount. Any Debenture or Debentures issued in a transfer or exchange shall carry the same rights to interest (unpaid and to accrue) carried by the Debenture or Debentures so transferred or exchanged so that there will not be any increase or decrease in total interest payable on the Debenture of Debentures surrendered. The Holder agrees that prior to making any sale, transfer, pledge, assignment, hypothecation or other disposition (each, a "Transfer") of the Debenture. If the Company so requests, the Holder shall at its expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company) to the Holder, in form and substance satisfactory to the Company, that the proposed Transfer complies with applicable federal and state securities laws. The Company shall have no obligation to Transfer any Debentures unless the Holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.

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         6.      Registered Owner.  Prior to due presentation for registration of transfer, the Company may treat the person in whose name any Debenture is registered as the owner and holder of such Debenture for the purpose of receiving payment of principal of, and interest on, such Debenture and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

         7.      Prepayment.

                 7.1 Optional Prepayment. The Company, at its option and without any premium, may prepay in whole or in part the principal amount of any Debenture at 100% of the face value of the Debenture at any time; provided, however, that if the Company prepays a Debenture in part, it shall prepay the same percentage of each outstanding Debenture. The Company shall at the time of any such prepayment pay to the Holder all interest accrued and unpaid to the date of prepayment.

                 7.2 Notice of Prepayment. At least twenty (20) but not more than sixty (60) days prior to the date fixed for any prepayment (the "Prepayment Date"), notice shall be given to the Holders of the Debentures of the election of the Company to prepay all or a specified portion of the principal amount of the Debentures (the "Prepayment Notice"). The Prepayment Notice shall specify the place at which payment may be obtained and shall call upon the Holder to surrender the Debenture to the Company in the manner and at the place designated. On the Prepayment Date, the Holder shall surrender the Debenture to the Company in the manner and the place designated in the Prepayment Notice, and thereupon prepayment shall be made to the Holder and the Debenture shall be canceled. In the event that less than all of the principal amount of a Debenture is prepaid, upon surrender of the Debenture to the Company, the Company shall execute and deliver to the Holder a new Debenture or Debentures in principal amount equal to the unpaid principal amount of the Debenture.

         8. Security Interest. The Company's obligations under this Debenture are secured by a security interest in Collateral pursuant to the Security Agreement. Upon a Default, Agent (as defined in the Security Agreement) has certain rights to take possession of, and take certain actions with respect to, the Collateral (including, without limitation, to sell the Collateral) in order to satisfy the Company's obligations under the Debentures.

         9.      Default Limitations on Proceedings by Debenture Holders.

                 9.1 Defaults. The events constituting a Default hereunder, and the Holder's rights and remedies upon a Default, are set forth in the Security Agreement.

                 9.2 Limitation on Proceedings by Debenture Holders. No Holder of any Debenture shall have any right, by virtue of or by availing of any provision of the Security Agreement, to take any action, or to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Security Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder or under the Security Agreement, with respect to the Collateral (as defined in the Security Agreement) unless such Holder previously shall have given to the Agent written notice of Default and of the continuance thereof, as herein before provided, and unless


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Holders comprising fifty-one percent (51%) or more of the principal amount of the Debentures then outstanding shall have made written request upon Agent to institute such action, suit or proceeding in its own name as Agent hereunder and shall have offered to Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and Agent for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to take any such action or institute any such suit, action or proceeding.

         10.     Miscellaneous.

                 10.1     Amendments.  Any provision hereof may be amended only
with the written consent of the Company and the Agent.   Any waiver by a party
of any provisions of this Debenture must be signed by the party against whom enforcement is sought.

                 10.2 GOVERNING LAW. THIS DEBENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 10.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one (1) business day after transmission by telex or facsimile transmission, or (iii) two (2) days after mailing if mailed by first class mail, to the following addresses:

         If to the Company:       Fundex Games, Ltd.
                                           3750 W. 16th Street
                                           Indianapolis, IN  46222
                                           Attn:  Mr. Chip Voigt

and if to the Holder, to the address of Holder as set forth on the Company's records, or such other address as the Holder has provided to the Company by notice duly given.

                 10.4 Payment of Interest. It is the intention of the Holder and the Company to comply with the laws of the State of Illinois; and notwithstanding any provision to the contrary contained herein or in the Security Documents (as defined in the Security Agreement), the Company shall not be required to pay, and the Holder shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Debenture or in any Security Document, then in such event (i) the provisions of this Section shall govern and control; (ii) the Company shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that the Holder may have received hereunder shall be, at the Holder's sole option, (A) applied as a credit against either the outstanding principal balance of this Debenture or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Debenture and the other Security Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and
(v) the Company shall not have any action

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against the Holder for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the Security
Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by applicable law, the Company shall be obligated to pay such permitted maximum amount and the Company shall continue to pay such maximum amount until all such interest payments and other charges and fees otherwise due hereunder or under any of the Security Documents are paid in full.

                 10.5 Payment of Expenses. In addition to and not in limitation of the foregoing and the provisions of the Security Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, costs, fees and disbursements, including attorneys' fees and costs and expenses, incurred by the Holder of this Debenture in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

                 10.6     Waivers.    All parties hereto, whether as makers,
endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                 10.7 Binding Nature. This Debenture is binding upon the undersigned and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

         IN WITNESS WHEREOF, this Debenture is executed as of the first date written above.

                                  FUNDEX GAMES, LTD. (f/k/a THIRD QUARTER, INC.)


                                  By: /s/ Carl E. Voigt, IV
                                      _____________________________________

                                      President
                                      _____________________________________



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